For Immediate Release

Contacts:
Peerless Systems Corporation:
William R. Neil
Chief Financial Officer
(310) 536-0908 ex 3146

Peerless Systems Corporation Announces Self Tender
of up to $45 Million of its Outstanding Shares at $3.25 Per Share

EL SEGUNDO, Calif., August 27, 2010 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of imaging and networking technologies to the digital document market, announced today that it intends to commence a public tender offer to repurchase from its stockholders up to $45 million (or approximately 13.85 million shares) of its common stock at a price of $3.25 per share in cash.

Two years ago, the Company’s Board of Directors was reconstituted in order to ensure that Peerless was focused on enhancing stockholder value.  At that time, Peerless’ common stock was trading at approximately $1.80 per share and the then current CEO presented the Board with a proposed budget that projected an operating LOSS in fiscal year 2009 of approximately $9 million.

Since then management, with significant oversight by Timothy Brog, the Chairman of the Board, and the other directors, refocused the Company and was able to preserve, and then increase, capital, and maximize stockholder value for Peerless’ stockholders.

These results were achieved through initiatives such as:

●	Terminating money losing projects that would have consumed a significant amount of Peerless’ cash;
●	Negotiating an exit from a 10 year lease that was costing the Company approximately $1.5 million per year;
●	Reducing office space from over 50,000 square feet to approximately 2,000 square feet;
●	Slashing the head count from 27 to 4;
●	Generating a pre-tax profit in excess of $10 million on our investment in Highbury Financial;
●	Reducing accrued liabilities by restructuring licenses with third parties;
●	Executing perpetual licenses with customers;
●	Negotiating the early release of escrowed funds from the sale of our assets to Kyocera Mita Corporation;
●	Adding a new customer for the first time in many years; and
●	Eliminating unnecessary expenses and generating significant free cash flow in each of the past two years.

Timothy E. Brog, Chairman of Peerless’ Board of Directors, said, "Peerless will continue to execute its publicly announced strategy.  However, we are pleased to be able to offer the opportunity for liquidity to stockholders who desire to sell some or all of their shares." As for the future of Peerless, Mr. Brog added, "For those stockholders that decide to retain some or all of their shares, we intend to continue to focus on delivering value by seeking acquisitions and maximizing the value of our historical licensing business.”

The tender offer will afford tendering stockholders liquidity for some or all of their shares and will permit them to have their shares repurchased at a 14.4% premium over the closing price per share of $2.84 on August 26, 2010, the last full trading day before the date of this announcement. Stockholders who elect not to tender their shares in the offer will increase their relative percentage ownership in Peerless following completion of the offer.

Mr. Brog has informed the Company that he does not intend to tender any of his shares.  Bandera Partners and Caburn Management, which beneficially own approximately 22.5% and 2.0% of the Company’s outstanding shares, respectively, have agreed to tender all of their shares in the offer.

At the closing of the tender offer, Gregory Bylinsky, a representative of Bandera, and Eddie Ramsden, a representative of Caburn, will resign as directors of the Company and Eric Kuby, a representative of North Star Investment Management Corporation, which beneficially owns 351,547 shares of Peerless common stock, will be appointed as a new a director.  North Star does not intend to tender any of its shares.  If Bandera owns less than 450,000 shares following the closing of the tender offer, Robert Frankfurt will be appointed to the Board.  Jefferson Gramm, Bandera’s other Board representative, will resign if Bandera owns less than 360,000 shares following the closing of the tender offer.  Background information regarding Messrs. Kuby and Frankfurt is included in the Company’s Form 8-K filed with the Securities and Exchange Commission today.

The Company intends to commence the tender offer as soon as practicable and it will remain open for at least 20 business days.  Under the terms of the offer, stockholders may tender all or a portion of their shares.  Neither Peerless nor its Board of Directors anticipates making any recommendation to stockholders as to whether to tender or, if so, how many shares to tender.  The tender offer is subject to market, economic and business conditions affecting the Company and other customary conditions set forth in the Offer to Purchase and related Letter of Transmittal documents to be sent to the stockholders.  Tenders of shares must be made on or prior to the expiration of the tender offer and shares may be withdrawn at any time on or prior to the expiration of the tender offer.  If the offer is oversubscribed by stockholders, the Company will purchase shares on a pro rata basis in accordance with the number of shares tendered.

Further information regarding these matters is included in the filings made by the Company with the Securities and Exchange Commission today, including the Current Report on Form 8-K.

The Company has not commenced the tender offer and the description of the tender offer included in this press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any of the Company's common stock. There can be no assurance that any tender offer will be commenced or if commenced that it will be consummated. The offer to purchase and the solicitation of the Company's common stock will be made only pursuant to the Offer to Purchase, the related Letter of Transmittal and other related materials that the Company expects to mail to its stockholders promptly after commencement of the offer, at no expense to stockholders. Stockholders should read those materials and the documents incorporated therein by reference carefully when they become available because they will include important information, including the various terms of, and conditions to, the tender offer. The Company will file a Tender Offer Statement on Schedule TO with the SEC in connection with the tender offer, which will include as exhibits the Offer to Purchase and the related Letter of Transmittal, as well as any amendments or supplements to the Tender Offer Statement when they become available. The Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and other related materials) when filed will be available to stockholders at no charge at the SEC's website at www.sec.gov, or the Investor Relations section of the Company's website located at www.peerless.com. Stockholders are urged to read those materials carefully prior to making any decisions with respect to the tender offer.

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera Mita Corporation.  Peerless retains the rights to continue licensing these technologies to customers in the digital document markets.  Peerless intends to use its cash on hand to explore investment opportunities that it believes will enhance stockholder value.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the Company’s ability to find one or more suitable investment opportunities and to successfully complete any such investment, the Company’s current licensing business, the effects of the Company’s downsizing, the ability of the Company to commence and complete the tender offer, and the ability of the Company to achieve the benefits contemplated by the tender offer.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2010 Annual Report on Form 10-K.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company does not undertake, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.